UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Vesey Street,
New York, New York 10285
(Address of principal executive offices and zip code)
(212) 640-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (par value $0.20 per Share)	AXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 5, 2020, American Express Company (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Amended and Restated American Express Company 2016 Incentive Compensation Plan (as amended and restated, the “Plan”) to, among other things, increase the number of common shares of the Company available for issuance under the Plan by 7 million shares. In addition, provisions related to the qualified performance-based compensation exception under Section 162(m) of the Internal Revenue Code, which was repealed by the Tax Cuts and Jobs Act of 2017, were eliminated.
For a description of the principal terms of the Plan, see “Item 4: Approval of the Amended and Restated Incentive Compensation Plan” in the Company’s Proxy Statement dated March 24, 2020 for the Annual Meeting, which description is incorporated herein by reference. A copy of the Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
(a) As noted above, the Company’s Annual Meeting was held on May 5, 2020. A quorum was present at the meeting as required by the Company’s By-laws. The matters that were voted upon at the meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.
Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present but were not counted as votes cast on any matter other than item 4 below, where pursuant to New York Stock Exchange rules for shareholder approval of equity compensation plans, abstentions were counted as votes cast against the matter. For matters 2-6, the percentages for and against each matter reflect all of the votes cast.
(b)
1. Election of Directors.

	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Charlene Barshefsky	642,278,421	4,872,137	571,945	67,304,766
John J. Brennan	644,160,877	2,816,370	745,256	67,304,766
Peter Chernin	633,295,930	13,781,132	645,441	67,304,766
Ralph de la Vega	644,204,082	2,755,394	763,027	67,304,766
Anne Lauvergeon	644,638,422	2,532,531	551,550	67,304,766
Michael O. Leavitt	645,848,985	1,224,143	649,375	67,304,766
Theodore J. Leonsis	642,410,684	4,670,515	641,304	67,304,766
Karen L. Parkhill	646,358,644	806,693	557,166	67,304,766
Lynn A. Pike	646,409,950	753,162	559,391	67,304,766
Stephen J. Squeri	613,645,832	32,227,243	1,849,428	67,304,766
Daniel L. Vasella	646,041,105	914,017	767,381	67,304,766
Ronald A. Williams	627,045,957	20,031,125	645,421	67,304,766
Christopher D. Young	644,176,921	2,787,413	758,169	67,304,766

All 13 of the Company's nominees for director received over a majority of votes cast.
2. Votes regarding ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020 were as follows:

VOTES FOR	% FOR	VOTES AGAINST	% AGAINST	ABSTENTIONS	BROKER NON-VOTES
705,072,788	98.67%	9,487,165	1.32%	467,316	0
3. Votes regarding an advisory (non-binding) vote approving executive compensation were as follows:

VOTES FOR	% FOR	VOTES AGAINST	% AGAINST	ABSTENTIONS	BROKER NON-VOTES
621,114,182	96.07%	25,369,908	3.92%	1,238,413	67,304,766
4. Votes regarding the the approval of the Amended and Restated Incentive Compensation Plan were as follows:

VOTES FOR	% FOR	VOTES AGAINST	% AGAINST	ABSTENTIONS	BROKER NON-VOTES
624,811,023	96.46%	21,372,634	3.54%	1,538,846	67,304,766
5. Votes on a shareholder proposal relating to action by written consent were as follows:

VOTES FOR	% FOR	VOTES AGAINST	% AGAINST	ABSTENTIONS	BROKER NON-VOTES
231,036,330	35.79%	414,426,487	64.20%	2,259,686	67,304,766
6. Votes on a shareholder proposal relating to gender/racial pay equity were as follows:

VOTES FOR	% FOR	VOTES AGAINST	% AGAINST	ABSTENTIONS	BROKER NON-VOTES
53,614,136	8.61%	568,691,466	91.38%	25,416,901	67,304,766

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	American Express Company 2016 Incentive Compensation Plan (as amended and restated effective May 5, 2020).
104	The cover page of this Current Report on Form 8-K, formatted as inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Kristina V. Fink
Name: Kristina V. Fink
Title: Deputy Corporate Secretary

Date: May 7, 2020